Franklin Auto Trust 1999-1
Monthly Servicing Report


Collection Period:                                    June 1999
Distribution Date:                                July 15, 1999
Number of Days in Distribution Period:                       30


Section I.  Original Deal Parameters

A.   Original Portfolio                                                 Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans          3,021         44,026,783.74      9.53%          62.89          58.85              4.04
ii.  Non-Prime Loans      3,906         58,089,314.57     14.87%          63.97          59.14              4.82
iii. Sub-Prime Loans        408          4,407,854.65     20.88%          56.79          51.97              4.83
iv. Total Loans           7,335        106,523,952.96     12.91%          63.22          58.73              4.50

 B.   Bonds Issued


                          Original
                          Principal                     Legal Final
                          Balance            Coupon       Maturity      CUSIP
                        --------------------------------------------------------
i.   Class A-1 Notes      66,500,000.00        5.52%      12/15/02    35242RAC8
ii.  Class A-2 Notes      40,023,000.00        6.05%      12/15/06    35242RAD6

C.   Spread Account

i.   Initial Cash Deposit                        798,929.65
ii.  Spread Account Floor Amount               1,597,859.29
iii. Specified Spread Account Amount           4.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount             10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment       3,994,648.24

Section II.  Deal Status as of Previous
Distribution Date


Section II.  Deal Status as of Previous
Distribution Date

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans          2,977         42,675,808.19      9.55%          62.95          57.99              4.96
ii.  Non-Prime Loans      3,857         56,777,459.11     14.86%          64.01          58.31              5.71
iii. Sub-Prime Loans        399          4,265,389.19     20.86%          56.79          51.16              5.64
iv.  Total Loans          7,233        103,718,656.49     12.92%          63.28          57.88              5.40

B.   Bonds Outstanding

                                                 Principal       Unpaid Interest
                                                  Balance       Shortfall Amount
                                               ---------------------------------

i.   Class A-1 Notes                           63,695,656.49              0.00
ii.  Class A-2 Notes                           40,023,000.00              0.00

C.   Spread Account

i.   Spread Account Cash Balance                1,275,849.30
ii.  Payment Provider Commitment                3,391,490.24

D.   Shortfall Amounts
i.   Base Servicing Fee Shortfall                       0.00
ii.  Surety Fee Shortfall                               0.00
iii. Unreimbursed Surety Draws                          0.00
iv.  Unreimbursed Insurer Optional Deposit              0.00
v.   Excess Servicing Fee Shortfall                     0.00

Section II.  Deal Status as of Previous
Distribution Date

E.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime Loans             19,931.62           0.00             0.00           0.00           0.00          0.00
ii.  Non-Prime Loans        235,045.94           0.00             0.00           0.00           0.00          0.00
iii. Sub-Prime Loans         23,007.94           0.00             0.00           0.00           0.00          0.00
iv.  Total Loans            277,985.50           0.00             0.00           0.00           0.00          0.00


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                   3                0                0              0              0             0
ii.  Non-Prime Loans              18                0                0              0              0             0
iii. Sub-Prime Loans               2                0                0              0              0             0
iv.  Total Loans                  23                0                0              0              0             0


                                30-59            60-89            90-119          120+           Repo       Charge Offs
                                 Days             Days              Days          Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Previous Balance
i.   Prime Loans               0.05%             0.00%             0.00%         0.00%           0.00%         0.00%
ii.  Non-Prime Loans           0.41%             0.00%             0.00%         0.00%           0.00%         0.00%
iii. Sub-Prime Loans           0.54%             0.00%             0.00%         0.00%           0.00%         0.00%
iv.  Total Loans               0.27%             0.00%             0.00%         0.00%           0.00%         0.00%
                               30-59            60-89            90-119           120+           Repo       Charge Offs
                                Days             Days              Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Previous Number
i.   Prime Loans               0.10%            0.00%             0.00%          0.00%           0.00%         0.00%
ii.  Non-Prime Loans           0.47%            0.00%             0.00%          0.00%           0.00%         0.00%
iii. Sub-Prime Loans           0.50%            0.00%             0.00%          0.00%           0.00%         0.00%
iv.  Total Loans               0.32%            0.00%             0.00%          0.00%           0.00%         0.00%

Section III.  Collection Period Activity and
Current Status

A.   Portfolio                                                          Principle Weighted Average
                          Number of        Principal      Coupon     Original Term    Remaining Term     Seasoning
                          Contracts         Balance        (WAC)         (Months)        (Months)         (Months)
                        -------------------------------------------------------------------------------------------
i.   Prime Loans         2,920           41,223,180.04     9.55%          63.01          57.06              5.95
ii.  Non-Prime Loans     3,803           55,253,782.36    14.86%          64.04          57.41              6.63
iii. Sub-Prime Loans       389            4,113,886.68    20.85%          56.86          50.26              6.60
iv.  Total Loans         7,112          100,590,849.08    12.93%          63.32          56.97              6.35

B.   Delinquencies in Period
                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance
i.   Prime Loan              49,811.30        3,734.09             0.00           0.00       45,178.58          0.00
ii.  Non-Prime Loans        341,335.24       56,115.76             0.00           0.00      145,899.96         0.00
iii. Sub-Prime Loans         61,963.57       15,611.93             0.00           0.00       34,542.31          0.00
iv.  Total Loans            453,110.11       75,461.78             0.00           0.00      225,620.85         0.00


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                  3                1               0              0               3             0
ii.  Non-Prime Loans             23                4               0              0              10             0
iii. Sub-Prime Loans              5                1               0              0               3             0
iv.  Total Loans                 31                6               0              0              16             0


                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Principal Balance as a
 % of Current Balance
i.   Prime Loans               0.12%            0.01%            0.00%           0.00%          0.11%         0.00%
ii.  Non-Prime Loans           0.62%            0.10%            0.00%           0.00%          0.26%         0.00%
iii. Sub-Prime Loans           1.51%            0.38%            0.00%           0.00%          0.84%         0.00%
iv.  Total Loans               0.45%            0.08%            0.00%           0.00%          0.22%         0.00%

                               30-59            60-89            90-119          120+           Repo       Charge Offs
                                Days             Days             Days           Days       in Inventory    in Period
                           ---------------------------------------------------------------------------------------------
Number of Contracts as a
 % of Current Number
i.   Prime Loans               0.10%            0.03%            0.00%           0.00%          0.10%         0.00%
ii.  Non-Prime Loans           0.60%            0.11%            0.00%           0.00%          0.26%         0.00%
iii. Sub-Prime Loans           1.29%            0.26%            0.00%           0.00%          0.77%         0.00%
iv.  Total Loans               0.44%            0.08%            0.00%           0.00%          0.22%         0.00%

Section III.  Collection Period Activity and
Current Status

C.   Collections

i.   Simple Interest Contracts
     a.  Interest Collections                         1,050,456.65
     b.  Principal Collections                        2,927,600.36
ii.  Rule of 78's Contracts
     a.  Interest Collections                            86,371.98
     b.  Principal Collections                          200,207.04
iii. Net Liquidation Proceeds                                 0.00
iv.  Post Disposition Recoveries                              0.00
v.   Rebates of Capitalized Insurance Premiums                0.00
vi.  Repurchase Amounts
     a.  Interest                                             0.00
     b.  Principal                                            0.00

D.   Payaheads

i.   Beginning Payahead Account Balance                  14,876.00
ii.  Deposit to Payahead Account
     a.  Principal & Interest Collections                18,037.52
iii. Withdrawal from Payahead Account
     a.  Principal & Interest Collections                 6,782.18
iv.  Net Change in Payahead Account
     a.  Principal & Interest Collections                11,255.34
v.   Ending Payahead Account Balance                     26,131.34

E.   Total Available

i.   Total Interest Collections                       1,136,828.63
ii.  Total Principal Collections                      3,127,807.40
iii. Collected Funds                                  4,264,636.03

F.   Month End Pool Balance
i.   Beginning Pool Balance                         103,718,656.49
ii.  Principal Collections                            3,127,807.40
iii. Realized and Cram-Down Losses                            0.00
iv.  Month End Pool Balance                         100,590,849.09

Section IV.  Distribution Calculations
A.   Servicing Fee

i.   Servicing Fee Rate
     a.  Prime Receivable @ 1.00%                      35,563.17
     b.  Non-prime Receivables @ 1.50%                 70,971.82
     c.  Sub-prime Receivables @ 2.00%                  7,108.98
     d.  Total Servicing Fee                          113,643.98
     e.  Total Receivables @ 1.25%                    108,040.27
ii.  Base Servicing Fee (less of id. and ie.)         108,040.27
iii. Previous Servicing Fee Shortfall                       0.00
iv.  Additional Servicing Fee                           5,603.71
v.   Previous Additional Servicing Fee Shortfall        5,684.60
vi.  Total Additional Servicing Fee                    11,288.32
vii. Supplemental Servicing Fee                        14,509.32
viii.Total Supplemental Servicing Fee                  14,509.32

B.   Surety Fee
i.   Surety Fee Rate                                       0.13%
ii.  Base Surety Fee Due                               11,236.19
iii. Previous Surety Fee Shortfall                          0.00
iv.  Total Surety Fee Due                              11,236.19


C.   Bond Interest
                                                                                                 Accrued
                                  Bond                                            Previous     Interest on
                                Interest      Number of Days       Current        Interest       Interest      Total Bond
                                  Rate        in Period           Interest        Shortfall      Shortfall    Interest Due
                             ---------------------------------------------------------------------------------------------

i.   Class A-1 Notes             5.52%               30          293,000.02         0.00          0.00         293,000.02
ii.  Class A-2 Notes             6.05%               30          201,782.63         0.00          0.00         201,782.63
iii. Total                       5.72%               30          494,782.64         0.00          0.00         494,782.64


Section IV.  Distribution Calculations

D.   Bond Principal

i.   Beginning Note Balance                        103,718,656.49
ii.  Current Pool Balance                          100,590,849.08
iii. Principal Distributable Amount                  3,127,807.41


E.   Total Required Distributions                    3,741,866.51
F.   Total Available Funds                           4,264,636.03
G.   Required Distribution Shortfall                         0.00
H.   Cash Available in Spread Account                1,275,849.30
I.   Reserve Account Draw                                    0.00
J.   Payment Provider Commitment                     3,391,490.24
K.   Payment Provider Required Payment Amount                0.00
L.   Surety Draw                                             0.00
M.   Insurer Optional Deposit                                0.00
N.   Total Cash Available for Distributions          4,264,636.03


Section V.  Waterfall for Distributions

A.   Total Available Funds                           4,264,636.03

                                                                                                  Remaining
                                                   Amount           Amount                          Amount
                                                    Due              Paid          Shortfall    Available for
                                                                                                 Distribution
                                               ----------------------------------------------------------------
B.  Servicing Fee                                  108,040.27         108,040.27           0.00    4,156,595.76
C.  Surety Fee                                      11,236.19          11,236.19           0.00    4,145,359.58
D.  Note Interest                                  494,782.64         494,782.64           0.00    3,650,576.93
E.  Principal Distributable Amount               3,127,807.41       3,127,807.41           0.00      522,769.52
F.  Interest on Unreimbursed Surety Draws                0.00               0.00           0.00      522,769.52
G.  Reimbursement of Previous Surety Draws               0.00               0.00           0.00      522,769.52
H.  Reimbursement of Insurer Optional Deposits           0.00               0.00           0.00      522,769.52
I.  Reserve Deposit                                322,010.00         322,010.00           0.00      200,759.52
J.  Payment of Additional Servicing Fee             11,288.32          11,288.32           0.00      189,471.21
K.  Deposit to Certificate Distribution Acct.      189,471.21         189,471.21           0.00            0.00



Section VI.  Bond Reconciliation
                               Beginning          Principal       Ending          Interest      Interest      Interest
                                Balance              Paid         Balance            Due          Paid        Shortfall
                             ---------------------------------------------------------------------------------------------

A.  Class A-1 Notes            63,695,656.49      3,127,807.41    60,567,849.08    293,000.02     293,000.02     0.00
B.  Class A-2 Notes            40,023,000.00              0.00    40,023,000.00    201,782.63     201,782.63     0.00
C.  Total                     103,718,656.49      3,127,807.41   100,590,849.08    494,782.64     494,782.64     0.00


Section VII.  Spread Account Reconciliation

A.   Net Yield Calculations
     i.   Current Month                                  6.18%
     ii.  Previous Month                                 5.49%
     iii. Second Previous Month                          0.00%
     iv.  Three-Month Average                            0.00%
     v.   Previous Three Month Average                   0.00%
     vi.  Second Previous Three Month Average            0.00%

B.   Has Net Yield Trigger Event Occurred and
       Is It Continuing?                                    NO
C.  Has Spread Account Deposit Event Occurred
       (clauses (i) through (iv) or (iv))?                  NO
D.  Has Spread Account Deposit Event Occurred
       (clause (v))?                                        NO
E.  Required Spread Account Parameters:
    i.    Spread Account Floor Amount             1,597,859.29
    ii.   Spread Account Specified Amount         4,526,588.21
    iii.  Spread Account Maximum Amount          10,059,084.91
    iv.   Spread Account Required Amount          1,597,859.29


D.   Allocations, Deposits and Reductions of the Spread          Deposit of       Change in         Cash on           Payment
       Account and the Payment Provider Commitment                 Cash in     Payment Provider    Deposit in         Provider
                                                                Spread Account    Commitment     Spread Account      Commitment
                                                                ------------------------------------------------------------------
i.   Beginning Balance                                                    0.00         0.00      1,275,849.30        3,391,490.24
ii.  Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)             0.00         0.00      1,275,849.30        3,391,490.24
iii. Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (v)                      0.00         0.00      1,275,849.30        3,391,490.24
iv.  Deposit to Spread Account from Waterfall                       322,010.00         0.00      1,597,859.30        3,391,490.24
v.   Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured                    0.00         0.00      1,597,859.30        3,391,490.24
vi.  Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured                   0.00         0.00      1,597,859.30        3,391,490.24
vii. Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Not Occurred or Deemed Cured                         0.00   462,761.33      1,597,859.30        2,928,728.91
viii.Withdrawal from Spread Account for Insurer
       Optional Deposit                                                   0.00         0.00      1,597,859.30        2,928,728.91
ix.  Reduction of Payment Provider Commitment when Net Yield
       Trigger Event Has Occurred and Not Deemed Cured                    0.00         0.00      1,597,859.30        2,928,728.91

Section VIII.  Surety Bond Reconciliation

A.   Previously Unreimbursed Surety Bond Draws                            0.00
B.   Interest Rate on Outstanding Draws (PRIME + 1%)                     8.75%
C.   Current Interest Accrued on Previously Outstanding Draws             0.00
D.   Interest Paid on Unreimbursed Surety Draws                           0.00
E.   New Surety Bond Draws                                                0.00
F.   Reimbursement of Previous Surety Draws                               0.00
G.   Unreimbursed Surety Draws                                            0.00
H.   Previous Unreimbursed Insurer Optional Deposits                      0.00
I.   New Insurer Optional Deposit                                         0.00
J.   Reimbursement of Previous Insurer Optional Deposits                  0.00
K.   Unreimbursed Insurer Optional Deposits                               0.00


                                    Page 18

Section IX.  Historical Portfolio Performance

                             Previous                          Previous                        Current
                              Period       Current Period       Period        Current          Period
                            Cumulative      Charge-Offs       Cumulative   Period Losses      Prepayment
                           Charge Offs                          Losses                          Speed
                          -------------------------------------------------------------------------------

i.   Prime Loans               0.00              0.00            0.00          0.00            1.8047%
ii.  Non-Prime Loans           0.00              0.00            0.00          0.00            1.3598%
iii. Sub-Prime Loans           0.00              0.00            0.00          0.00            1.9910%
iv.  Total Loans               0.00              0.00            0.00          0.00            1.5736%








/S/ Harold E. Miller, Jr.                   /S/ Tonya B. Roemer
------------------------------------       -------------------------------------
Harold E. Miller, Jr.                      Tonya B Roemer
Executive V.P., C.O.O.                     Securitization Specialist,
                                           Assistant Treasurer


                                   Page 19